UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2022

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2 Jabotinsky St., Atrium Tower, Ramat Gan, Israel	4655102
(Address of Principal Executive Offices)	(Area Code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2022, the following individuals were appointed to serve as independent members on the Board of Directors of Citrine Global, Inc. (the “Company”), effective upon (and subject to ) the Nasdaq listing of the Company.

Dror Shaked, 55, is the Senior Vice President Business Development at Wix.com (NASDAQ:WIX), a position he has held since June 2011, where he leads the Global Corporate Business Development and mergers and acquisitions. Prior to Wix, Mr. Shaked was the Vice President Investments at Decima Ventures. Mr. Shaked holds an MBA from Tel Aviv University and BSc from Tel Aviv University.

Mr. Shaked was selected as a director for, among other things, the Board’s belief that his particular experience will be an asset in the development of the Company’s business strategy.

David Freidenberg, 45, is the Chief Executive Officer of Go Clear, a company in urban renewal software, a position he has held since July 2022. Mr. Freidenberg was the Chief Executive Officer and a Director of Seedo Corp. from June 2020 through November 4, 2021, and the CEO of Saffron Tech Ltd., a wholly owned subsidiary of Seedo Corp. He has extensive experience in the telecommunications and information technology (IT) industries including Vice President of Sales & Business Development at Trigyn Technologies, an IT services provider with $130 million in annual revenue. Past posts include CEO and Director of POMM Inc.; CEO and Director of Chip Pc; COO of Nidam Communication as well as a Director and manager for Hot cable TV, and Bezeq (Israeli National telephone company). David received both his BA in Economics (2003) and MBA in finance and accounting (2007) from Hebrew University.

Mr. Freidenberg was selected as a director for, among other things, his extensive experience in business and in working with publicly traded companies.

There are no arrangements or understandings between each of Messrs. Shaked and Freidenberg and any other person pursuant to which they were appointed as directors of the Company. There are no family relationships among Messrs. Shaked and Freidenberg and any of the Company’s other officers or directors, or transactions since January 1, 2021, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Messrs. Shaked or Freidenberg had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrine Global, Corp.

By:	/s/ Ora Elharar Soffer
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO

Date: October 25, 2022